EXHIBIT 10.7

(A) Termination and Mutual Release Agreement dated January 17, 2006

(B) Restated Finder Agreement dated August 1, 2005

(C) Finder Agreement dated June 15, 2005

EXHIBIT 10.7 (A)

TERMINATION AND MUTUAL RELEASE AGREEMENT

TERMINATION AND MUTUAL RELEASE AGREEMENT (the "Agreement"), dated as of January 17th, 2006, by and between HEPALIFE TECHNOLOGIES, INC., a Florida corporation Suite 216, 1628 West 1st Avenue, Vancouver, B.C., V6J 1G1 (the "Company"), and PACIFIC CAPSOURCE, INC., a Nevada corporation with offices located at 1751 Greenwich, San Francisco, CA 94123 (“Pacific Capsource").

WHEREAS, Pacific Capsource and the Company mutually desire to terminate the Restated Finder Agreement dated as of August 1st, 2005, by and between the Company and Pacific Capsource (the "Finder Agreement") and the Original Finder Agreement as defined in the Finder Agreement (collectively, the “Pacific Capsource Agreements”). All capitalized terms used in this Agreement that are not defined in this Agreement shall have the meanings set forth in the Finder Agreement.

NOW THEREFORE, the Company and Pacific Capsource hereby agree as follows:

1.

TERMINATION OF THE FINDER AGREEMENT.

The Pacific Capsource Agreements, between Pacific Capsource and the Company are hereby terminated ab initio, as of their respective dates, and any and all rights, duties and obligations of any party to any of the Pacific Capsource Agreements, arising thereunder or otherwise in connection with, or related to, the Pacific Capsource Agreements are fully and finally terminated.

2.

MUTUAL RELEASES.

(a) Pacific Capsource individually and on behalf of its successors and assigns, does hereby fully release, remise and forever discharge the Company and any affiliated company and their respective officers, directors, shareholders, employees, subsidiaries, attorneys, representatives and agents from any and all debts, obligations, liabilities, accountings, promises, covenants, agreements, contracts, controversies, suits, actions, causes of actions, judgments, damages, claims, demands, in law or in equity, which Pacific Capsource ever had, now has, or hereafter can, shall or may have against them for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the date hereof, including all claims for any share of income, any return of capital or any compensation for services from any of such parties arising from or otherwise related to the Pacific Capsource Agreements.

(b) The Company (or any affiliated company) individually and on behalf of its successors and assigns, does hereby fully release, remise and forever discharge Pacific Capsource and their respective officers, directors, shareholders, employees, subsidiaries, attorneys, representatives and agents from any and all debts, obligations, liabilities, accountings, promises, covenants, agreements, contracts, controversies, suits, actions, causes of actions, judgments, damages, claims, demands, in law or in equity, which Pacific Capsource ever had, now has, or hereafter can, shall or may have against them for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the date hereof, including all claims for any share of income, any return of capital or any compensation for services from any of such parties arising from or otherwise related to the Pacific Capsource Agreements.

(c) The releases set forth in this Agreement are intended by the parties to release all claims, whether known, unknown, foreseen, unforeseen, patent or latent, which one party may have against the other as of the date of this Restated Agreement.  Each party understands and acknowledges the significance and consequence of such specific intention to release all claims related to the Pacific Capsource Agreements.

3.

MISCELLANEOUS.

(a)

Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, for the adjudication of any dispute hereunder or under the other Transaction Agreements or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)

Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c)

Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)

Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)

Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Trading Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

HepaLife Technologies, Inc.

1628 West 1st Avenue, Suite 216

Vancouver, British Columbia V6J 1G1

Telephone:

800-518-4879

Facsimile:

604-659-5029

Attention:

Harmel S. Rayat

If to Pacific Capsource:

Pacific Capsource, Inc.

1751 Greenwich

San Francisco, CA 94123

Telephone:

415-441-4340

Facsimile:

415-358-4087

Attention:

Gary Little

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Trading Days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, and recipient facsimile number or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(f)

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of Pacific Capsource, including by merger or consolidation.  Pacific Capsource may not assign its rights or obligations under this Agreement.

(g)

No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(h)

Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement.

(i)

No Strict Construction.  The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(j)

Changes to the Terms of this Agreement.  This Agreement and any provision hereof may only be amended by an instrument in writing signed by the Company and Pacific

Capsource.  The term "Agreement" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

(k)

Failure or Indulgence Not Waiver.  No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

IN WITNESS WHEREOF, Pacific Capsource and the Company have caused this Termination Agreement to be duly executed as of the date first written above.

HEPALIFE TECHNOLOGIES, INC.

PACIFIC CAPSOURCE, INC.

By: /s/ Harmel S. Rayat

By: /s/ Gary Little

Name: Harmel S. Rayat

Name: Gary Little

Title:   Chief Executive Officer

Title:   President

EXHIBIT 10.7 (B)

RESTATED FINDER AGREEMENT

Restated Finder And Agreement , dated as of the 1st  day of August, 2005 (the “Restated Agreement”), between Pacific Capsource, Inc., (“Finder”), a Nevada Corporation, with offices located at 1751 Greenwich, San Francisco, CA 94123, and HepaLife Technologies, Inc. (“Client”), a Florida Corporation, with offices located at Suite 216, 1628 West 1st Avenue, Vancouver, B.C., V6J 1G1.

Finder and Client are parties to a Finder Agreement dated as of the 15th day of June, 2005 (the “Finder Agreement”) as amended on the 8th day of July, 2005 (the “Amendment”); the Finder Agreement as amended and modified by, and together with the Amendment, is referred to herein as the “Original Finder Agreement;” and

Finder and Client deem it to be in their respective best interest to terminate, in its entirety, the Original Finder Agreement and to restate their understanding with respect to the subject matter thereof all on the terms and conditions set forth herein.

Accordingly, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.  Purpose: This agreement applies specifically to:

(i)

the termination of the Original Finder Agreement;

(ii)

compensation related to the relationship between Client and Fusion Capital Partners, LLC (“Fusion”), which was introduced previously by Finder to Client;

(iii)

Finder’s engagement, on a non-exclusive basis, by Client, to obtain financing from various other funding resources that Finder has association or relationships with to be used for various Companies controlled by or affiliated with Client (collectively, an “Affiliated Company”).

2.  Term: The term of this Restated Agreement shall be for a period of 48 calendar months commencing on the date hereof and terminating on August 1, 2009 (the “Engagement Term”). Except as otherwise specified in Section 4 hereof, any funding resource introduced by Finder to Client or to an Affiliated Company, without a previous relationship having existed between and/or among Client, Affiliated Company and such funding resource, shall be protected as to payment of fees under this Restated Agreement.

3.  Duties of Finder:  During the term of this Restated Agreement, Finder and Finder’s affiliates shall seek to provide introductions to various funds resources and institutions that may have interest in providing Client or the various Companies controlled by or affiliated with Client with various forms of financing.  Finder shall not be obligated to spend any specific amount of time in so doing.  It is agreed and understood that Client may accept or reject any proposed funding source or financing, in its sole discretion, for any reason or no reason whatsoever.

4.  Compensation:  (a) Subject to the provisions of Section 4 (d) hereof, upon Client’s, or an Affiliated Company’s obtainment of financing from Fusion during the period commencing on the date hereof and continuing until the 4th anniversary date of this Restated Agreement (the “Compensation Term”), Client shall be obligated to pay Finder a diligence fee of 3% of all funds initially and subsequently actually obtained and received by Client (or any such Affiliated Company) from Fusion.   Any fee due and payable hereunder will be paid in arrears, on a monthly basis, based on the actual funds received from Fusion during the prior 30 day period. Client agrees to provide Finder full disclosure of all Fusion stock purchases each month at Finder’s request. No fee is due and payable with respect to amounts received from Fusion, and any financing arrangement entered into with Fusion, after the Compensation Term.

(b) In addition, and subject to Section 4(d) hereof, Finder shall be issued a one time warrant compensation for 200,000 warrants exercisable  over a 4 year term at a fixed price of  110% of the current share price (for example if the shares were trading at $1.00 per share, then warrants would be exercisable at $1.10 per share) based on the average of the closing price per share for the 5 trading days immediately prior to the original filing date of the registration statement for the Fusion capital investment. Finder’s will have piggy back registration rights exclusive, however, of any registration statement filed in connection with any financing arrangement entered into between or among, Client, an Affiliated Company and Fusion, or any registration statement filed on Form S-8 and S-4.

(c) There are no additional fees or compensation beyond these fees and warrants outlined.  Fees for any additional funding resources will be negotiated separate and apart from this Restated Agreement and will be reflected in a separate written agreement.

(d) Finder has represented to Client that it is not a registered broker/dealer.  Accordingly, no fee due and payable under this Restated Agreement to Finder shall actually be paid unless and until Finder can reasonably demonstrate that it or an entity affiliated with the principals of Finder is a registered broker dealer (a “Registered Entity”) or otherwise lawfully entitled to receive such fee(s) in compliance with applicable state and federal securities laws.  If such fee is to be paid to an entity other than a Registered Entity, Client, in its sole discretion, may require Finder to deliver to Client an opinion of counsel, reasonably satisfactory to Client, to the affect that the payment of such fee will not constitute a violation of the Securities Laws and that no third party rights or claims against Client may arise from such payment.  If Finder has not complied with the conditions of this Section 4(d) on or prior to the expiration of the Engagement Term, all fees due Finder hereunder shall be forfeited as of such date, and Finder shall not be entitled to any compensation whatsoever hereunder.

5.  Finder Introductions and Meeting Coordination:   The Client acknowledges that all introductions and meeting coordination (written or oral) provided by Finder to the Client or its named affiliates in connection with Finder’s engagement are intended solely for the benefit and use of the Client or its named affiliates in considering the transaction to which they relate, and the Client agrees that no person or Affiliated Company shall be entitled to make use of the introductions provided by Finder hereunder.  Company shall not make any public references to Finder, or use the Finder’s name in any annual reports or any reports or public releases of the Client, or Affiliated Company without Finder’s prior written consent.

6.  Confidentiality:    Finder will hold in confidence any confidential information which the Client or an Affiliated Company provide to Finder pursuant to this Agreement which is designated by an appropriate stamp or legend as being confidential.  Notwithstanding the foregoing, Finder shall not be required to maintain confidentiality with respect to information (i) which is or becomes part of the public domain not due to the breach of this Agreement by Finder, (ii) of which it had independent knowledge prior to disclosure, (iii) which comes into the possession of Finder in the normal and routine course of its own business from and through independent non-confidential sources; or (iv) which is required to be disclosed by Finder by laws, rules or regulators.  If Finder is requested or required to disclose any confidential information supplied to it by the Client or one or more or Affiliated Company, Finder shall, unless prohibited by law, promptly notify the Client and any such Affiliated Company of such request(s) so that the Client and/or any such Affiliated Company may seek an appropriate protective order.

The Client acknowledges that all introductions (written or oral) provided by Finder to Client or an Affiliated Company in connection with Finder’s engagement are intended solely for the benefit and use of the Client or an Affiliated Company in considering the transaction to which they relate, and the Client agrees that no person or entity other than the Client or  an Affiliated Company, shall be entitled to make use of the introductions to be given hereunder, and no such related information shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without Finder’s  prior written consent.

7. Finder’s Services to Others:  The Client acknowledges that Finder or its affiliates are in the business of providing funding resource introductions to others.  Nothing herein contained shall be construed to limit or restrict Finder in conducting such business with others.

8.  Company Information:   Finder shall rely on Client to check properly beforehand that any information supplied to an introduced funding resource be true, fair and accurate and not misleading.  This includes checking any expressions of opinion and any possible omissions.  Before sending any business plan or financial data to potential funding sources, Finder shall require Client’s confirmation that any information contained within the submitted documentation is accurate and not misleading and that nothing likely to be material has been omitted.  If, during the Engagement Period, Client subsequently discovers something which renders any such information inaccurate, incomplete or misleading, Client shall notify Finder immediately.

9.  Termination of the Original Finder Agreement And Mutual Releases.

(a) The Original Finder Agreement is terminated, and deemed null and void, as of August 1, 2005

(b) Finder individually and on behalf of its successors and assigns, does hereby fully release, remise and forever discharge Client and any Affiliated Company and their respective officers, directors, shareholders, employees, subsidiaries, attorneys, representatives and agents from any and all debts, obligations, liabilities, accountings, promises, covenants, agreements, contracts, controversies, suits, actions, causes of actions, judgments, damages, claims, demands, in law or in equity, which Finder ever had, now has, or hereafter can, shall or may have against them for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the date hereof, including all claims for any share of income, any return of capital or any compensation for services from any of such parties arising from or otherwise related to the Original Finder Agreement.

(c) Client (or any Affiliated Company) individually and on behalf of its successors and assigns, does hereby fully release, remise and forever discharge Finder and their respective officers, directors, shareholders, employees, subsidiaries, attorneys, representatives and agents from any and all debts, obligations, liabilities, accountings, promises, covenants, agreements, contracts, controversies, suits, actions, causes of actions, judgments, damages, claims, demands, in law or in equity, which Finder ever had, now has, or hereafter can, shall or may have against them for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the date hereof, including all claims for any share of income, any return of capital or any compensation for services from any of such parties arising from or otherwise related to the Original Finder Agreement .

(d) The releases set forth in this Restated Agreement are intended by the parties to release all claims, whether known, unknown, foreseen, unforeseen, patent or latent, which one party may have against the other as of the date of this Restated Agreement.  Each party understands and acknowledges the significance and consequence of such specific intention to release all claims related to the Original Finder Agreement.

10.  Indemnification:  (a)The Client (or an Affiliated Company) as the case may be, severally and not jointly, agree to indemnify and hold harmless Finder, its employees, agents, representatives and controlling persons from and against any and all losses, claims, damages, liabilities, suits, actions, proceedings, costs and expenses (collectively, “Damages”), including, without limitation, reasonable attorney fees and expenses, as and when incurred, if such Damages were directly or indirectly caused by, relating to, based upon or arising out of the rendering by Finder of services pursuant to this Agreement, so long as Finder shall not have engaged in intentional or willful misconduct, or shall have acted grossly negligently in connection with the services provided which form the basis of the claim for indemnification.  This paragraph shall remain in effect during the Compensation Term of this Restated Agreement.

(b) Finder agrees to agree to indemnify and hold harmless Client (or Affiliated Company) as the case may be, and their respective employees, agents, representatives and controlling persons from and against any and all Damages, including, without limitation, reasonable attorney fees and expenses, as and when incurred, if such Damages were directly or indirectly caused by, relating to, based upon or arising out of the rendering by Finder of services pursuant to this Restated Agreement. This paragraph shall remain in effect during the Compensation Term of this Restated Agreement.

10.  Employment:  Finder shall perform its services hereunder as an independent contractor and not as an employee, agent or an affiliate of the Client or Affiliated Company.  Finder shall have no authority to act on behalf of, represent or bind the Client or Affiliated Company in any manner, except as may be expressly agreed to by the Client or the various Companies controlled by or affiliated with Client in writing from time to time.

11.  Claims Under This Agreement:  Any claim or controversy arising out of or related to this agreement or breach thereof, which cannot be reconciled by the parties herein shall be subject to mediation, and if no resolution is reached, then the dispute will be subject to binding arbitration in the city of San Francisco in the state of California.  Such arbitration shall be conducted by the American Arbitration Association, by a three member panel.  Judgment rendered by the arbitrator(s) may be entered in a court having jurisdiction thereof.

12.  Notices:  Any notice required to be served herein may be done by registered mail to the address first listed above or to any future address designated by either party, and shall be deemed to be delivered as of the date of mailing of such notice.

13.  Authorization: The parties hereby acknowledge that they are authorized to commit themselves and/or their corporation, partnership or group to the terms of this agreement and do attest that there are no contracts, agreements, understandings or otherwise, either written or oral, that will make this Agreement void or unenforceable.

14.  Assignment:  If any party shall transfer his business to another entity, such transfer shall include the transfer of this agreement which shall remain in full force and effect.  Finder shall have the right to transfer their interest to one or more entities in which they are principals of.

15.  Miscellaneous:

(1)  This Agreement between Finder and Client constitutes the entire agreement and understanding of the parties hereto, and supersedes any and all previous agreements and understandings, whether oral or written, including, but not limited to the Original Finder Agreement, between the parties with respect to the matters set forth herein.

(2) The invalidity of any clause of this document shall not affect the enforceability of the balance of this agreement, and the contract shall be read as if such clause was not included herein.

(3) This Agreement may be executed in any number of counterparts, each of which together shall constitute one and the same original document.

(4)  No provision of this Agreement may be amended, modified or waived, except in a writing signed by all of the parties hereto.

16.   Facsimile:   Should this Agreement be transmitted by facsimile, the facsimile document or copy thereof shall be considered as an original document, both binding and enforceable.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

Pacific Capsource, Inc.

HepaLife Technologies, Inc.

By:/s/ Gary Little

By: /s/ Harmel S. Rayat

Name: Gary Little

Name:  Harmel S. Rayat

Title:

Title:

 Director

EXHIBIT 10.7 (C)

FINDER AGREEMENT

AGREEMENT, dated as of the 15th day of June, 2005, between Pacific Capsource, Inc., (“Finder”), a Florida Corporation, with offices located at Suite 204, 405 12th Avenue, San Francisco, CA 94118, and HepaLife Technologies, Inc. (“Client”), a Florida Corporation, with offices located at Suite 216, 1628 West 1st Avenue, Vancouver, B.C., V6J 1G1.

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.  Purpose: This agreement applies specifically to the relationship between Client and Fusion Capital Partners, LLC (Fusion), introduced previously by Finder.  In addition, the Client hereby engages Finder on a non-exclusive basis for the term specified in Paragraph 2 hereof to obtain financing from various other funding resources that Finder has association or relationships with to be used for various Companies controlled by or affiliated with Client.

2.  Term: Except as otherwise specified in paragraph 4 hereof, this Agreement shall be effective from the date of this agreement for a four year term.  During this four year term, any funding resource introduced by Finder to Client or to the various Companies controlled by or affiliated with Client, without a previous relationship having existed between Client or the various Companies controlled by or affiliated with Client, shall be protected under this agreement.

3.  Duties of Finder:  During the term of this Agreement, Finder and Finder’s affiliates shall seek to provide introductions to various funds resources and institutions that may have interest in providing Client or the various Companies controlled by or affiliated with Client with various forms of financing.  Finder shall not be obligated to spend any specific amount of time in so doing.

4.  Compensation:  Upon Client’s, or the various Companies controlled by or affiliated with Client obtainment of financing from Fusion, Client shall be obligated to pay Finder a diligence fee of 6% of all funds initially and subsequently obtained from Fusion.  This fee entitlement shall continue between Client and Finder for a period of four years and will be paid on a quarterly basis based on the previous 90 days of Fusion’s capital investment over a 4 year term. In addition, Finder shall be issued a one time warrant compensation for  200,000 warrants  exercisable  over a 4 year term at a fixed price of  110% of the current share price (for example if share were trading at $1 then warrants to be exercised at $1.10) from the 5 days prior to filing registration statement for Fusion’s capital investment. Finder’s warrants will be registered concurrent with SB-2 filing for the Fusion investment. There are no additional fees or compensation beyond these fees and warrants outlined.  Fees for any additional funding resources will be negotiated separate and apart from this agreement.

5.  Finder Introductions and Meeting Coordination:   The Client acknowledges that all introductions and meeting coordination (written or oral) provided by Finder to the Client or its named affiliates in connection with Finder’s engagement are intended solely for the benefit and use of the Client or its named affiliates in considering the transaction to which they relate, and the Client agrees that no person or entity other than the Client or its named affiliates shall be entitled to make use of the introductions provided by Finder hereunder.  Company shall not make any public references to Finder, or use the Finder’s name in any annual reports or any reports or public releases of the Client, or the various Companies controlled by or affiliated with Client without Finder’s prior written consent.

6.  Confidentiality:    Finder will hold in confidence any confidential information which the Client or the various Companies controlled by or affiliated with Client provide to Finder pursuant to this Agreement which is designated by an appropriate stamp or legend as being confidential.  Notwithstanding the foregoing, Finder shall not be required to maintain confidentiality with respect to information (i) which is or becomes part of the public domain not due to the breach of this Agreement by Finder, (ii) of which it had independent knowledge prior to disclosure, (iii) which comes into the possession of Finder in the normal and routine course of its own business from and through independent non-confidential sources; or (iv) which is required to be disclosed by Finder by laws, rules or regulators.  If Finder is requested or required to disclose any confidential information supplied to it by the Client or one or more of the various Companies controlled by or affiliated with Client, Finder shall, unless prohibited by law, promptly notify the Client and the named Company controlled by or affiliated with Client of such request(s) so that the Client and/or the controlled or affiliated Company may seek an appropriate protective order.

The Client acknowledges that all introductions (written or oral) provided by Finder to Client or the various Companies controlled by or affiliated with Client in connection with Finder’s engagement are intended solely for the benefit and use of the Client or the various Companies controlled by or affiliated with Client in considering the transaction to which they relate, and the Client agrees that no person or entity other than the Client or the various Companies controlled by or affiliated with Client, shall be entitled to make use of the introductions to be given hereunder, and no such related information shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without Finder’s  prior written consent.

7. Finder’s Services to Others:  The Client acknowledges that Finder or its affiliates are in the business of providing funding resource introductions to others.  Nothing herein contained shall be construed to limit or restrict Finder in conducting such business with others.

8.  Company Information:   Finder shall rely on Client to check properly beforehand that any information supplied to an introduced funding resource be true, fair and accurate and not misleading.  This includes checking any expressions of opinion and any possible omissions.  Before sending any business plan or financial data to potential funding sources, Finder shall require Client’s confirmation that any information contained within the submitted documentation is accurate and not misleading and that nothing likely to be material has been omitted.  If, during the course of Finder's engagement, Client subsequently discovers something which renders any such information inaccurate, incomplete or misleading, Client shall notify Finder immediately.

Initials: ____Finder (GL & MD__ )       Client (       )_

9.  Indemnification:  The Client and the various Companies controlled by or affiliated with Client agree to indemnify and hold harmless Finder, its employees, agents, representatives and controlling persons from and against any and all losses, claims, damages, liabilities, suits, actions, proceedings, costs and expenses (collectively, “Damages”), including, without limitation, reasonable attorney fees and expenses, as and when incurred, if such Damages were directly or indirectly caused by, relating to, based upon or arising out of the rendering by Finder of services pursuant to this Agreement, so long as Finder shall not have engaged in intentional or willful misconduct, or shall have acted grossly negligently in connection with the services provided which form the basis of the claim for indemnification.  This paragraph shall remain in effect during the term of this Agreement.

10.  Employment:  Finder shall perform its services hereunder as an independent contractor and not as an employee, agent or an affiliate of the Client or the various Companies controlled by or affiliated with Client.  Finder shall have no authority to act on behalf of, represent or bind the Client or the various Companies controlled by or affiliated with Client in any manner, except as may be expressly agreed to by the Client or the various Companies controlled by or affiliated with Client in writing from time to time.

11.  Claims Under This Agreement:  Any claim or controversy arising out of or related to this agreement or breach thereof, which cannot be reconciled by the parties herein shall be subject to mediation, and if no resolution is reached, then the dispute will be subject to binding arbitration in the city of San Francisco in the state of California.  Such arbitration shall be conducted by the American Arbitration Association, by a three member panel.  Judgment rendered by the arbitrator(s) may be entered in a court having jurisdiction thereof.

12.  Notices:  Any notice required to be served herein may be done by registered mail to the address first listed above or to any future address designated by either party, and shall be deemed to be delivered as of the date of mailing of such notice.

13.  Authorization: The parties hereby acknowledge that they are authorized to commit themselves and/or their corporation, partnership or group to the terms of this agreement and do attest that there are no contracts, agreements, understandings or otherwise, either written or oral, that will make this Agreement void or unenforceable.

14.  Assignment:  If any party shall transfer his business to another entity, such transfer shall include the transfer of this agreement which shall remain in full force and effect.  Finder shall have the right to transfer their interest to one or more entities in which they are principals of.

15.  Miscellaneous:

(1)  This Agreement between Finder and Client constitutes the entire agreement and understanding of the parties hereto, and supersedes any and all previous agreements and understandings, whether oral or written, between the parties with respect to the matters set forth herein.

(2)  The invalidity of any clause of this document shall not affect the enforceability of the balance of this agreement, and the contract shall be read as if such clause was not included herein.

(3) This Agreement may be executed in any number of counterparts, each of which together shall constitute one and the same original document.

(4) No provision of this Agreement may be amended, modified or waived, except in a writing signed by all of the parties hereto.

16.   Facsimile:   Should this Agreement be transmitted by facsimile, the facsimile document or copy thereof shall be considered as an original document, both binding and enforceable.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

By: /s/ Michael Draper

      Michael Draper

      /s/ Gary Little

      Gary Little,

      Pacific Capsource, Inc.

By: /s/ Harmel S. Rayat

     Harmel S. Rayat

     HepaLife Technologies, Inc.